EXHIBIT 11

                        SOY ENVIRONMENTAL PRODUCTS, INC.
                         COMPUTATION OF LOSS PER SHARE

                                                                  PERIOD FROM
                                                                    DATE OF
                                                                   INCEPTION
                                                YEAR ENDED          THROUGH
                                               SEPTEMBER 30,     SEPTEMBER 30,
                                                    1997              1996
                                                    ----              ----

LOSS PER SHARE

WEIGHTED AVERAGE SHARES OUTSTANDING (1)          5,076,634         1,519,833
                                                 =========         =========

(1) LOSS PER SHARE IS BASED UPON THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING FOR EACH OF THE RESPECTIVE YEARS. ALL WEIGHTED AVERAGE SHARES OUTSTANDING GIVE RETROACTIVE EFFECT TO THE 1 FOR 6 REVERSE STOCK SPLIT IN NOVEMBER, 1996

(2) FULLY DILUTED EARNINGS PER SHARE HAVE NOT BEEN PRESENTED AS THEY ARE ANTIDILUTIVE